                                                              EXHIBIT 25
                                                              ----------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)
                                                             ---
                              --------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


        A NATIONAL BANKING ASSOCIATION               36-0899825
                                                          (I.R.S. EMPLOYER
                                                    IDENTIFICATION NUMBER)

      ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS           60670-0126
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)


                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                             --------------------
                         BORG-WARNER AUTOMOTIVE, INC.
             (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)




    DELAWARE                                            13-3404508
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)


200 SOUTH MICHIGAN AVENUE
CHICAGO, ILLINOIS                                       60604
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)


                               DEBT SECURITIES
                       (TITLE OF INDENTURE SECURITIES)

ITEM 1.               GENERAL INFORMATION.  FURNISH THE FOLLOWING
                      --------------------
                      INFORMATION AS TO THE TRUSTEE:

                      (a)    NAME AND ADDRESS OF EACH EXAMINING OR
                      SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                      Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                      (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                      The trustee is authorized to exercise corporate trust powers.


ITEM 2.               AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                      -----------------------------
                      IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                      No such affiliation exists with the trustee.


ITEM 16.              LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
                      -----------------
                      PART OF THIS STATEMENT OF ELIGIBILITY.


                      1. A copy of the articles of association of the trustee now in effect.*

                      2. A copy of the certificates of authority of the trustee to commence business.*

                      3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                      4. A copy of the existing by-laws of the trustee.*

                      5. Not Applicable.

                      6. The consent of the trustee required by Section 321(b) of the Act.

                     7. A copy of the latest report of condition of the
                        trustee published pursuant to law or the requirements of its supervising or examining authority.

                     8. Not Applicable.

                     9. Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 18th day of October, 1996.


                        THE FIRST NATIONAL BANK OF CHICAGO,
                        TRUSTEE

                        BY STEVEN M. WAGNER
                           ------------------
                           STEVEN M. WAGNER
                           VICE PRESIDENT





* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF ITT CORPORATION, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1996 (REGISTRATION NO. 333-07221).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                     October 18, 1996



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Borg-Warner Automotive, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                     Very truly yours,

                     THE FIRST NATIONAL BANK OF CHICAGO



             BY:    /S/ STEVEN M. WAGNER
                -------------------------------------------
                        STEVEN M. WAGNER
                        VICE PRESIDENT

                                   EXHIBIT 7



Legal Title of Bank:               The First National Bank of Chicago           Call Date: 06/30/96  ST-BK:  17-1630 FFIEC 031
Address:                           One First National Plaza, Ste 0460                                              Page RC-1
City, State  Zip:                  Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1996

        All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                C400
                                                                              DOLLAR AMOUNT IN                ---------
<-                                                                               THOUSANDS           RCFD    BIL MIL THOU
------                                                                        ----------------       ---     --------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1) .............                           0081       3,572,641    1.a.
    b. Interest-bearing balances(2).......................................                           0071       6,958,367    1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)..........                             1754             0
2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D).......                             1773     1,448,974    2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a.  Federal Funds sold.................................................                          0276       5,020,878    3.a.
    b.  Securities purchased under agreements to resell....................                            0277       918,688    3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)..................................................................     RCFD 2122 19,125,160                         4.a.
    b. LESS: Allowance for loan and lease losses...........................     RCFD 3123    379,232                         4.b.
    c.  LESS: Allocated transfer risk reserve..............................     RCFD 3128          0                         4.c.
    d.  Loans and leases, net of unearned income, allowance, and
    reserve (item 4.a minus 4.b and 4.c) ..................................                            2125    18,745,928    4.d.
5.  Assets held in trading accounts........................................                          3545       9,599,172    5.
6.  Premises and fixed assets (including capitalized leases)...............                          2145         623,289    6.
7.  Other real estate owned (from Schedule RC-M)...........................                          2150           8,927    7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).........................................                          2130        57,280      8.
9.  Customers' liability to this bank on acceptances outstanding...........                          2155       632,259      9.
10. Intangible assets (from Schedule RC-M).................................                            2143     156,715     10.
11. Other assets (from Schedule RC-F)......................................                          2160     1,592,088     11.
12. Total assets (sum of items 1 through 11) ..............................                            2170  49,335,206     12.

-----------------


(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:   The First National Bank of Chicago       Call Date:   06/30/96 ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460                                         Page RC-2
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

SCHEDULE RC-CONTINUED                                                                            DOLLAR AMOUNTS IN
                                                                      Thousands                         BIL MIL THOU
                                                                ----------------                        --------------
LIABILITIES
13. Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)............................                          RCON 2200      16,878,870          13.a.
        (1) Noninterest-bearing(1).............................             RCON 6631    7,855,880
     13.a.(1)
     (2) Interest-bearing .....................................     RCON 6636  9,022,990                                    13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and
     IBFs (from Schedule RC-E, part II) ........................                               RCFN 2200      12,677,057    13.b.
     (1) Noninterest bearing ...................................    RCFN 6631    766,936                                    13.b.(1)
     (2) Interest-bearing ......................................    RCFN 6636 11,910,121                                    13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased .................................                         RCFD 0278   1,318,968  14.a.
    b. Securities sold under agreements to repurchase ..........                               RCFD 0279   1,197,589  14.b.
15. a. Demand notes issued to the U.S. Treasury ................                         RCON 2840    104,546   15.a.
    b. Trading Liabilities......................................                               RCFD 3548  6,431,784   15.b.
16. Other borrowed money:
    a. With original maturity of one year or less...............                         RCFD 2332   4,437,636   16.a.
    b. With original  maturity of more than one year............                         RCFD 2333    75,308     16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases .....................................................                               RCFD 2910    283,041    17.
18. Bank's liability on acceptance executed and outstanding ....                         RCFD 2920    632,259    18.
19. Subordinated notes and debentures...........................                         RCFD 3200   1,275,000   19.
20. Other liabilities (from Schedule RC-G)......................                               RCFD 2930    892,947      20.
21. Total liabilities (sum of items 13 through 20)..............                         RCFD 2948   46,205,005  21.
22. Limited-Life preferred stock and related surplus ...........                         RCFD 3282     0         22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ..............                         RCFD 3838      0        23.
24. Common stock................................................                         RCFD 3230     200,858   24.
25. Surplus (exclude all surplus related to preferred stock) ..                          RCFD 3839    2,349,164  25.
26. a. Undivided profits and capital reserves..................                              RCFD 3632      584,878
26. a.        b. Net unrealized holding gains (losses) on available-for-sale
       securities ..............................................                         RCFD 8434      (3,951)  26.b.
27. Cumulative foreign currency translation adjustments ........                         RCFD 3284       (748)   27.
28. Total equity capital (sum of items 23 through 27) ..........                             RCFD 3210    3,130,201  28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) .....................                          RCFD 3300       49,335,206  29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
                                                                                           Number
                                                                                         -------------
    auditors as of any date during 1995  . . . . . . . . . . . . .. . . ....RCFD 6724 . ....N/A
    M.1.                                                                                 --------------

1 = Independent audit of the bank conducted in accordance                4. = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified                 external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank                 authority)
2 = Independent audit of the bank's parent holding company               5  = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing                  auditors
    standards by a certified public accounting firm which                6  = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company                      external auditors
    (but not on the bank separately)                                     7  = Other audit procedures (excluding tax preparation
3 = Directors' examination of the bank conducted in                           work)
    accordance with generally accepted auditing standards                8  = No external audit work
    by a certified public accounting firm (may be required by
    state chartering authority)

------------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
